SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 18, 2001
                       Commission File Number: 0-22543

                         COMMUNITY FIRST BANKING COMPANY
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            (Exact name of registrant as specified in its charter)

                 GEORGIA                              58-2309605
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   (State or Other Jurisdiction of              (I.R.S. Employer
   Incorporation or Organization)               Identification No.)

                                110 Dixie Street
                            Carrollton, Georgia 30117
                                 (770) 834-1071
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          (Address of Principal Executive Offices and Telephone Number)

ITEM 5. Other Events

     On January 18, 2001 Community First Banking Company and First Deposit Bancshares, Inc. jointly announced they have entered into an Agreement and Plan of Merger. Community First will be the surviving corporation of the merger, and Douglas Federal Bank, the wholly-owned subsidiary of First Deposit, will be merged into Community First Bank, the commercial bank subsidiary of Community First. The terms of the Agreement call for shareholders of First Deposit to have the option to receive either $19.375 in cash or a fixed exchange ratio of .94512 shares of Community First common stock for each share of First Deposit common stock that they own. This election is subject to a maximum of 723,675 shares of Community First stock being issued in connection with the merger. To the extent that First Deposit shareholders elect to receive more aggregate stock or cash consideration than permitted by the Agreement, pro rata allocations will be made. The transaction, which is subject to the approval of First Deposit and Community First shareholders and banking regulators, is expected to be completed in the second quarter of 2001.



ITEM 7. Financial Statements and Exhibits

     (c) Exhibits: The following exhibit is filed as part of this report:


          99.1 - Press Release dated January 18, 2001 issued by the Registrant

           2.1 - Agreement and Plan of Merger

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 18, 2001


                                     Community First Banking Comapany

                                       /s/ Gary D. Dorminey
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                                       By
                                       President and CEO


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